SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 12, 2004

                             COMMUNICATIONS RESEARCH
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
                 (State of Other Jurisdiction of Incorporation)


         0005468                                         22-2991753
(Commission File Number)                       (IRS Employer Identification No.)

67 Ramapo Valley Road, Suite 103, Mahwah, NJ                07430
(Address of Principal Executive Offices)                  (Zip Code)

                                  201 684-0880
               (Registrant's Telephone Number, Including Zip Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On February 10, 2004, we were notified by Chisholm and Associates, that due to partner rotation requirements of the Sarbanes-Oxley Act, the accounting firm would be merging with a Salt Lake City, Utah, firm. The name of the accounting firm will be Chisholm, Bierwolf & Nilson, LLC. The Board of Directors has approved and appointed Chisholm, Bierwolf & Nilson LLC as Registrant's independent auditors. Their is no material change in events, accounting or otherwise.

The reports of Registrant on the financial statements as of and for the fiscal year ended December 31, 2002, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles (except that Accountant Firm issued an explanatory paragraph in its fiscal 2002 and 2001 reports as to Registrant's ability to continue as a going concern).

During the years ended December 31, 2002 and 2001 and through the date of this Current Report on Form 8-K, there were no disagreements with Accountant's Firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Accountant Firm's satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Registrant's consolidated financial statements for such years; and there were no reportable events as defined in
Item 304(a)(1)(iv)(B) of Regulation S-B.

Registrant has provided a copy of this disclosure to Accountant's Firm in compliance with the provisions of Item 304 (a)(3) of Regulation S-B. See Exhibit
16.1 Letter from Accountant's Firm to the Securities and Exchange Commission dated February 12, 2004.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Exhibits

         16.1 Letter from Accountant's Firm

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Communications Research, Inc.
Date: February 12, 2004               By: /s/ Carl R. Ceragno
      -----------------
                                      Carl R. Ceragno, President